Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric 610-727-7118 mkilpatric@amerisourcebergen.com
AmerisourceBergen Reports $0.44 Diluted EPS, Up 22 Percent, and Record
Revenue, Up 9 percent, in the September Quarter
FY2010 diluted EPS from continuing operations expected to grow in a range of 8 percent to 14 percent
VALLEY FORGE, PA, November 3, 2009 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2009 fourth quarter ended September 30, 2009, diluted earnings per share were $0.44, a 22 percent increase, and revenue increased 9 percent to a record $18.7 billion. Earnings per share and other share-related data reflect the Company’s June 2009 two-for-one stock split.
Fiscal Fourth Quarter Highlights
•	Diluted earnings per share from continuing operations of $0.44, a 22 percent increase.

•	Record revenue of $18.7 billion, up 9 percent.

•	Operating income of $224.6 million, up 11 percent.

•	Operating margin of 1.20 percent, up 2 basis points.

•	Share repurchases of $176.5 million, above expectations.
Fiscal Year 2009 Highlights
•	Record diluted earnings per share from continuing operations of $1.69, a 17 percent increase.

•	Record revenue of $71.8 billion, up 2 percent.

•	Record operating income of $883.7 million, up 7 percent.

•	Operating margin of 1.23 percent, up 5 basis points.

•	Cash flows from operations of $783.8 million, up 6 percent.

•	Share repurchases of $450.4 million, above expectations.

“Our outstanding results in the September quarter were driven by strong revenue growth, including continued above-market sales growth in generic drugs; excellent performance by our higher-margin specialty distribution and services business; expense discipline that held our dollar expense below the previous year’s fourth quarter; and great working capital management,” said R. David Yost, AmerisourceBergen’s President and Chief Executive Officer. “For fiscal year 2009, we again delivered on our consistent formula: revenue growth; operating margin expansion through generics, the specialty business, and operational excellence; and strong cash generation. Our balance sheet remains strong, and we have good financial flexibility.”
“We have great positive momentum going into the new fiscal year,” he continued, “and in fiscal year 2010, we expect to achieve diluted earnings per share in the range of $1.82 to $1.92, an 8 percent to 14 percent increase over diluted earnings per share from continuing operations in fiscal 2009.”
Summary of Quarterly Results
•	Revenue: In the fourth quarter of fiscal 2009, revenue was a record $18.7 billion, up 9 percent compared to the same quarter in the previous fiscal year, reflecting a 10 percent increase in AmerisourceBergen Drug Corporation revenue, which was driven by new business and improved market growth. AmerisourceBergen Specialty Group revenue in the fiscal 2009 fourth quarter increased 8 percent over the same period in the previous fiscal year.

•	Gross Profit: Gross profit in the fiscal 2009 fourth quarter was $538.5 million, a 2 percent increase over the same period in the previous year driven by strong generic drug sales and an increased contribution from fee-for-service agreements with brand-name pharmaceutical manufacturers, offset in part by customer mix and the re-pricing of a major customer contract on July 1, 2009 as part of the long-term renewal of the contract. Gross profit in the fiscal 2009 fourth quarter also included a LIFO credit of $5.7 million compared with a $3.4 million charge in the previous year’s fourth quarter. The prior year’s fourth quarter benefited from a settlement of a contract dispute with a manufacturer and a significant price increase from a supplier.

•	Operating Expenses: Despite a 9 percent revenue increase in the fourth quarter of fiscal 2009, operating expenses in the same period were $10.8 million lower than the prior fiscal year’s fourth quarter, reflecting scale efficiencies, continued cost discipline, and reductions in bad debt expense, asset impairments, and facility consolidations, employee severance and other. Operating expenses as a percentage of revenue in the fiscal 2009 fourth quarter were 1.68 percent compared with 1.89 percent in the same period in the previous fiscal year.

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•	Operating Income: In the fiscal 2009 fourth quarter, operating income increased 11 percent to $224.6 million, due primarily to the increase in gross profit and lower operating expenses. Operating income as a percentage of revenue increased 2 basis points to 1.20 percent in the fiscal 2009 fourth quarter compared with the previous year’s fourth quarter.

•	Tax Rate: The effective tax rate for the fourth quarter of fiscal 2009 was 37.9 percent, down from 38.7 percent in the previous fiscal year’s fourth quarter. The Company continues to expect an on-going annualized effective tax rate of approximately 38.4 percent.

•	Shares Outstanding: Diluted average shares outstanding for the fourth quarter of fiscal year 2009 were 295.7 million, down 7 percent from the previous fiscal year’s fourth quarter due primarily to share repurchases, net of option exercises.

•	Earnings Per Share: Diluted earnings per share from continuing operations were up 22 percent to $0.44 in the fourth quarter of fiscal 2009 compared to $0.36 in the previous fiscal year’s fourth quarter, reflecting the 13 percent growth in income from continuing operations and the reduction in diluted average shares outstanding.
Summary of Fiscal Year 2009
•	In fiscal year 2009, diluted earnings per share from continuing operations were a record $1.69, up 17 percent over the prior fiscal year. Record revenue in the period was $71.8 billion, a 2 percent increase over the same comparative period. Operating income rose 7 percent to a record $883.7 million in fiscal 2009, driven by gross margin expansion and a lower expense margin as operating expense dollars were less than the previous fiscal year. Operating income margin increased 5 basis points to 1.23 percent, compared to the prior fiscal year. Diluted average shares outstanding in fiscal 2009 were 302.8 million, down 7 percent from the year-ago same period. The Company completed a two-for-one stock split in June 2009 and increased the dividend twice in the 2009 fiscal year.
Fiscal Year 2010 Expectations
“Looking ahead, the Company expects diluted earnings per share for fiscal year 2010 to be in the range of $1.82 to $1.92, an increase of 8 percent to 14 percent over the $1.69 from continuing operations in fiscal year 2009,” said R. David Yost, AmerisourceBergen President and Chief Executive Officer. “Key assumptions supporting this diluted earnings per share range for fiscal year 2010 are: revenue growth of between 5 percent and 7 percent, with the first half of the year higher as we annualize the addition of major new business in March 2010; operating margin growth of flat to expansion in the low single-digit basis points range; and free cash flow in the range of $500 million to $575 million, which includes capital expenditures in the $140 million range. Subject to the approval of our Board of Directors and market conditions, we expect to spend approximately $350 million to repurchase our common shares in fiscal year 2010.”

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Conference Call
The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Time on November 3, 2009. Participating in the conference call will be: R. David Yost, President and Chief Executive Officer and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.
To access the live conference call via telephone:
Dial in: (312) 470-7119, the access code is “ABC”.
To access the live webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.
A replay of the telephone call will be available from 2:00 p.m. November 3, 2009 until 11:59 p.m. November 10, 2009. The webcast replay will be available for 30 days.
To access the replay via telephone:

Dial in:	(800) 839-4519 from within the U.S., no access code required. (203) 369-3587 from outside the U.S., no access code required.
To access the archived webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.
About AmerisourceBergen
AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $71 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #26 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

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Forward-Looking Statements
This news release contains forward-looking statements about AmerisourceBergen’s future business and financial performance, estimates and prospects. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; changes in U.S. legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceuticals we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; significant breakdown or interruption of our information technology systems; our inability to implement an enterprise resource planning (ERP) system to handle business and financial processes within AmerisourceBergen Drug Corporation’s operations and our corporate functions without operating problems and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing or service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; continued volatility, and further deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Our most recent annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports 8-K (which we may revise or supplement in future reports filed to the SEC) provide additional information about these risks, uncertainties and other matters. We do not undertake to update our forward-looking statements.
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AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Three		Three
	Months Ended	% of	Months Ended	% of
	September 30,	Total	September 30,	Total	%
	2009	Revenue	2008	Revenue	Change
Revenue:
Operating revenue	$18,273,291		$16,661,922		9.7%
Bulk deliveries to customer warehouses	442,772		495,924		-10.7%

Total revenue	18,716,063	100.00%	17,157,846	100.00%	9.1%

Cost of goods sold	18,177,530		16,630,393		9.3%

Gross profit	538,533	2.88%	527,453	3.07%	2.1%

Operating expenses:
Distribution, selling and administrative	291,571	1.56%	297,989	1.74%	-2.2%
Depreciation and amortization	20,876	0.11%	18,531	0.11%	12.7%
Facility consolidations, employee severance and other	(98)	—%	2,951	0.02%	N/M
Intangible asset impairments	1,572	0.01%	5,290	0.03%	N/M

Operating income	224,612	1.20%	202,692	1.18%	10.8%

Other loss	249	—%	1,514	0.01%	N/M

Interest expense, net	14,951	0.08%	13,415	0.08%	11.4%

Income from continuing operations before income taxes	209,412	1.12%	187,763	1.09%	11.5%

Income taxes	79,265	0.42%	72,701	0.42%	9.0%

Income from continuing operations	130,147	0.70%	115,062	0.67%	13.1%

Loss from discontinued operations, net of tax	—		(155)

Net income	$130,147		$114,907

Basic earnings per share:
Continuing operations	$0.44		$0.37		18.9%
Discontinued operations	—		—

Total	$0.44		$0.37

Diluted earnings per share:
Continuing operations	$0.44		$0.36		22.2%
Discontinued operations	—		—

Total	$0.44		$0.36

Weighted average common shares outstanding:
Basic	292,796		314,022
Diluted (1)	295,685		316,982

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Fiscal		Fiscal
	Year Ended	% of	Year Ended	% of
	September 30,	Total	September 30,	Total	%
	2009	Revenue	2008	Revenue	Change
Revenue:
Operating revenue	$70,052,006		$67,518,933		3.8%
Bulk deliveries to customer warehouses	1,707,984		2,670,800		-36.0%

Total revenue	71,759,990	100.00%	70,189,733	100.00%	2.2%

Cost of goods sold	69,659,915		68,142,731		2.2%

Gross profit	2,100,075	2.93%	2,047,002	2.92%	2.6%

Operating expenses:
Distribution, selling and administrative	1,120,240	1.56%	1,119,393	1.59%	0.1%
Depreciation and amortization	78,908	0.11%	82,081	0.12%	-3.9%
Facility consolidations, employee severance and other	5,406	0.01%	12,377	0.02%	N/M
Intangible asset impairments	11,772	0.02%	5,290	0.01%	N/M

Operating income	883,749	1.23%	827,861	1.18%	6.8%

Other loss	1,368	—%	2,027	—%	N/M

Interest expense, net	58,307	0.08%	64,496	0.09%	-9.6%

Income from continuing operations before income taxes	824,074	1.15%	761,338	1.08%	8.2%

Income taxes	312,222	0.44%	292,274	0.42%	6.8%

Income from continuing operations	511,852	0.71%	469,064	0.67%	9.1%

Loss from discontinued operations, net of tax	(8,455)		(218,505)

Net income	$503,397		$250,559

Basic earnings (loss) per share:
Continuing operations	$1.70		$1.46		16.4%
Discontinued operations	(0.03)		(0.68)

Total	$1.67		$0.78

Diluted earnings (loss) per share:
Continuing operations	$1.69		$1.44		17.4%
Discontinued operations	(0.03)		(0.67)

Total	$1.66		$0.77

Weighted average common shares outstanding:
Basic	300,573		321,284
Diluted (1)	302,754		324,920

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	September 30,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$1,009,368	$878,114
Accounts receivable, net	3,916,509	3,480,267
Merchandise inventories	4,972,820	4,211,775
Prepaid expenses and other	55,056	55,914
Assets held for sale	—	43,691

Total current assets	9,953,753	8,669,761

Property and equipment, net	619,238	552,159
Other long-term assets	2,999,749	2,995,866

Total assets	$13,572,740	$12,217,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,517,162	$7,326,580
Current portion of long-term debt	1,068	1,719
Other current liabilities	961,380	821,531
Liabilities held for sale	—	17,759

Total current liabilities	9,479,610	8,167,589

Long-term debt, less current portion	1,176,933	1,187,412

Other long-term liabilities	199,728	152,740

Stockholders’ equity	2,716,469	2,710,045

Total liabilities and stockholders’ equity	$13,572,740	$12,217,786

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Fiscal	Fiscal
	Year Ended	Year Ended
	September 30,	September 30,
	2009	2008

Operating Activities:
Net income	$503,397	$250,559
Loss from discontinued operations	8,455	218,505

Income from continuing operations	511,852	469,064
Adjustments to reconcile income from continuing operations to net cash provided by operating activities	257,577	218,051
Changes in operating assets and liabilities	21,567	32,509

Net cash provided by operating activities — continuing operations	790,996	719,624
Net cash (used in) provided by operating activities — discontinued operations	(7,233)	17,445

Net cash provided by operating activities	783,763	737,069

Investing Activities:
Capital expenditures	(145,837)	(137,309)
Cost of acquired companies, net of cash acquired	(13,422)	(169,230)
Proceeds from the sale of PMSI	11,940	—
Net short-term investment activity	—	467,419
Proceeds from sales of assets	108	4,898

Net cash (used in) provided by investing activities — continuing operations	(147,211)	165,778
Net cash used in investing activities — discontinued operations	(1,138)	(2,357)

Net cash (used in) provided by investing activities	(148,349)	163,421

Financing Activities:
Net repayments on debt	(8,838)	(16,396)
Purchases of common stock	(450,350)	(679,684)
Exercises of stock options	22,066	84,394
Cash dividends on common stock	(62,696)	(48,674)
Other	(4,342)	(2,057)

Net cash used in financing activities — continuing operations	(504,160)	(662,417)
Net cash used in financing activities — discontinued operations	—	(163)

Net cash used in financing activities	(504,160)	(662,580)

Increase in cash and cash equivalents	131,254	237,910

Cash and cash equivalents at beginning of year	878,114	640,204

Cash and cash equivalents at end of year	$1,009,368	$878,114

AMERISOURCEBERGEN CORPORATION
SUMMARY FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2009	2008	% Change

Total revenue	$18,716,063	$17,157,846	9.1%

Pharmaceutical Distribution gross profit	$538,533	$525,547	2.5%
Gain on anititrust litigation settlements	—	1,906	N/M

Total gross profit	$538,533	$527,453	2.1%

Pharmaceutical Distribution operating income	$224,514	$203,737	10.2%
Facility consolidations, employee severance and other	98	(2,951)	N/M
Gain on antitrust litigation settlements	—	1,906	N/M

Total operating income	$224,612	$202,692	10.8%

Percentages of total revenue:

Pharmaceutical Distribution
Gross profit	2.88%	3.06%
Operating expenses	1.68%	1.88%
Operating income	1.20%	1.19%

AmerisourceBergen Corporation
Gross profit	2.88%	3.07%
Operating expenses	1.68%	1.89%
Operating income	1.20%	1.18%

AMERISOURCEBERGEN CORPORATION
SUMMARY FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Fiscal Year Ended September 30,
	2009	2008	% Change

Total revenue	$71,759,990	$70,189,733	2.2%

Pharmaceutical Distribution gross profit	$2,100,075	$2,043,511	2.8%
Gain on anititrust litigation settlements	—	3,491	N/M

Total gross profit	$2,100,075	$2,047,002	2.6%

Pharmaceutical Distribution operating income	$889,155	$836,747	6.3%
Facility consolidations, employee severance and other	(5,406)	(12,377)	N/M
Gain on antitrust litigation settlements	—	3,491	N/M

Total operating income	$883,749	$827,861	6.8%

Percentages of total revenue:

Pharmaceutical Distribution
Gross profit	2.93%	2.91%
Operating expenses	1.69%	1.72%
Operating income	1.24%	1.19%

AmerisourceBergen Corporation
Gross profit	2.93%	2.92%
Operating expenses	1.69%	1.74%
Operating income	1.23%	1.18%